GoFish Closes $22.5 Million Equity Financing

The Company Completes Repurchase of Debt

SAN FRANCISCO— December 18, 2008 – GoFish Corporation (OTCBB: GOFH, www.gofishcorp.com), a leading digital media company, announced that it has closed its previously announced equity financing raising $22.5 million. The company completed the financing through the sale of convertible preferred stock and warrants to purchase common stock in a private placement with three institutional investors led by Panorama Capital, Rustic Canyon Partners and Rembrandt Venture Partners.  Existing holders of approximately $5.4 million of the company’s debt also converted debt into convertible preferred stock and warrants to purchase common stock. Rembrandt Venture Partners has the option to invest an additional $2.5 million within 60 days of the closing.

The company used a portion of the proceeds to repurchase all of its remaining, unconverted debt. In addition, all of the warrants previously issued in connection with the company’s exisiting debt were either repurchased or converted into common stock at the closing. The company will use the remainder of the proceeds to further accelerate the growth of its immersive media solutions and continue expansion of its sales and marketing team.

Full details of the financing will be reported today when the company files its Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

About Panorama Capital
Panorama Capital is a venture capital firm based in California's Silicon Valley that invests in passionate entrepreneurs who are building leading companies in technology and life sciences. Founded in late 2005 as the successor to the venture capital program of JPMorgan Partners, the Panorama team takes a hands-on, highly collaborative approach to investing, bringing to each portfolio company the extensive experience of a seasoned group of investors who collectively possess more than 140 years of broad experience as investors, executives, entrepreneurs, engineers and physicians. Panorama has been a successful investor in the digital media sector with portfolio companies like Federated Media. For more information about Panorama Capital, visit www.panoramacapital.com.

About Rustic Canyon Partners
Rustic Canyon Partners is an early stage venture capital firm that invests in exceptional entrepreneurs building transformational companies. The investment team works collaboratively, drawing on a diverse set of experiences as successful entrepreneurs, managers, and strategic and financial advisors. With over $900 million in funds under management, Rustic Canyon is one of the largest firms based in Southern California, with strong presence in Silicon Valley and Seattle. Key investment themes include Internet/media convergence, clean technology, technology-enabled services, information services, and wireless and wireline broadband.

About Rembrandt Venture Partners
Rembrandt Venture Partners (RVP) was established in 2004 to provide private equity capital to early stage technology companies. Rembrandt invests in a variety of sectors including Internet infrastructure, application software delivered as a service, communications, next generation wireless sectors and new media convergence. Vision: As many venture funds have dramatically increased in size, and angel investment activity has declined over the past few years a void has developed in the market. Rembrandt believes there is a substantial opportunity for a fund focused on early company building.

About GoFish Corporation
GoFish Corporation (www.gofishcorp.com) (OTCBB:GOFH - News), headquartered in San Francisco and New York with sales offices in Los Angeles and Chicago, is a leading entertainment and media company focused on brand immersion experiences that reach consumers  in a deeply engaged state of mind. GoFish specializes in aggregating and distributing premium content on a large network of quality sites for which GoFish is the exclusive brand advertising monetization partner. The GoFish Network of sites reaches over 25 million unduplicated online users domestically and 69 million worldwide.* It ranks as the third largest online U.S. youth opportunity and a top five ‘mom’ opportunity for blue-chip advertisers.

*Source: Comscore Media Metrix Media Trend (with duplication), October 2008.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements relating to GoFish’s expected growth in future periods and other statements identified by words, such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GoFish to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties. Discussion of factors affecting GoFish’s business and prospects is contained in GoFish’s periodic filings with the Securities and Exchange Commission. GoFish undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the GoFish’s filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Contact:
GoFish Corporation
David Lorie, 415-738-8706 (Investor Relations)
General Counsel
dlorie@gofishcorp.com